                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 15, 2000

                          Citadel Broadcasting Company
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
           ----------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 333-36771                                 86-0703641
         ------------------------              ---------------------------------
         (Commission File Number)              (IRS Employer Identification No.)

       City Center West, Suite 400
      7201 West Lake Mead Boulevard
            Las Vegas, Nevada                                89128
----------------------------------------            ----------------------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (702) 804-5200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Broadcasting Company's business.
The words "believes" and "intends" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o    the realization of Citadel Broadcasting's business strategy,

o general economic and business conditions, both nationally and in Citadel Broadcasting's radio markets,

o Citadel Broadcasting's expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o    anticipated trends in Citadel Broadcasting's industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Broadcasting undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 15, 2000, Citadel Broadcasting Company completed its acquisition from Broadcasting Partners Holdings, L.P. of a total of 23 FM and 12 AM radio stations serving the markets of Buffalo/Niagara Falls, Syracuse and Ithaca, New York; Atlantic City/Cape May, New Jersey; Tyler/Longview, Texas; Monroe, Louisiana; New London, Connecticut; New Bedford/Fall River, Massachusetts; and Augusta/Waterville, Presque Isle and Dennysville/Calais, Maine, as well as the right to operate an additional FM radio station in Atlantic City/Cape May under a program service and time brokerage agreement and the right to sell advertising in the United States for one FM radio station in Niagara Falls, Ontario under a joint sales agreement. The aggregate purchase price was approximately $189.0 million in cash. Proceeds from Citadel Broadcasting's November 1999 sale of 25 radio stations and proceeds from Citadel Broadcasting's parent, Citadel Communication Corporation's February 2000 public offering of common stock were used to complete the acquisition. In addition to the stations and operating rights acquired, Citadel Broadcasting was assigned the rights under a purchase agreement to acquire one additional AM radio station in Buffalo/Niagara Falls that an affiliate of the seller had entered into an agreement to purchase. The aggregate consideration paid or to be paid for this AM radio station is expected to be approximately $0.8 million. The completion of this transaction is subject to various conditions. Although Citadel Broadcasting believes that these closing conditions are generally customary for transactions of this type, there can be no assurances that the conditions will be satisfied. Pending the acquisition, Citadel Broadcasting operates this station under a time brokerage agreement.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements of Broadcasting Partners Holdings Radio Group are included in this report:

    Independent Auditors' Report

    Combined Balance Sheets as of December 31, 1998 and 1999

    Combined Statements of Operations for the years ended December 31, 1997, 1998 and 1999

    Combined Statements of Partners' Capital for the years ended December 31, 1997, 1998 and 1999

    Combined Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999

    Notes to Combined Financial Statements

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Broadcasting Company is included herein:

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1999

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

(c) Exhibits. The following exhibits are filed as part of this report:

2.1 Asset Purchase Agreement dated October 27, 1999 by and between Citadel Broadcasting Company and Broadcasting Partners Holdings, L.P. (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,
     1999).

23.1 Consent of KPMG LLP.

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                          Combined Financial Statements

                           December 31, 1998 and 1999

                   (With Independent Auditors' Report Thereon)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                                TABLE OF CONTENTS



                                                        PAGE


Independent Auditors' Report                             5

Combined Balance Sheets                                  6

Combined Statements of Operations                        7

Combined Statements of Partners' Capital                 8

Combined Statements of Cash Flows                        9

Notes to Combined Financial Statements                  10

                          INDEPENDENT AUDITORS' REPORT


The Partners
Broadcasting Partners Holdings, L.P.:


We have audited the accompanying combined balance sheets of Broadcasting Partners Holdings Radio Group as of December 31, 1998 and 1999 and the related combined statements of operations, cash flows and partners' capital for the period from January 9, 1997 (inception) through December 31, 1997 and for each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Broadcasting Partners Holdings Radio Group as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the period from January 9, 1997 (inception) through December 31, 1997 and for each of the years in the two-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its accounting for start-up costs in accordance with AICPA Statement of Position 98-5, Reporting on the Cost of Start-Up Activities.


/s/ KPMG LLP

McLean, Virginia
March 24, 2000

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                             Combined Balance Sheets


                                                                             DECEMBER 31,
                                                                  ----------------------------------
                                    ASSETS                            1998                  1999
                                                                  ------------          ------------
Current assets:
    Cash and cash equivalents                                     $  1,584,767               673,907
    Receivables, net                                                 8,970,792             9,597,486
    Other receivables                                                  925,267               693,724
    Trade receivables                                                  863,299               796,337
    Due from seller                                                     35,477                    --
    Prepaid and other current assets                                   736,411               570,521
                                                                  ------------          ------------
                   Total current assets                             13,116,013            12,331,975

Property and equipment, net                                          9,518,274            10,796,010
Intangible assets, net                                              95,582,524            90,790,577
Due from related party                                                  55,445                72,323
Other noncurrent assets, net                                         1,384,799             1,569,217
                                                                  ------------          ------------
                                                                  $119,657,055           115,560,102
                                                                  ============          ============
                      LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
    Current installments of long-term debt                        $ 10,676,765            10,843,753
    Current installments of capital lease obligations                   57,232                61,741
    Accounts payable                                                 3,057,798             3,020,053
    Trade payables                                                     940,729               660,612
    Due to related party                                               132,584               744,260
    Accrued expenses                                                 1,184,869               944,206
    Accrued interest                                                 1,057,608               451,490
    Due to receiver                                                     96,733                86,762
    Due to seller                                                           --             1,100,000
    Other current liabilities                                          292,883               393,459
                                                                  ------------          ------------
                   Total current liabilities                        17,497,201            18,306,336

Long-term debt, less current installments                           60,559,310            56,839,981
Deferred compensation                                                       --             1,703,000
Capital lease obligations, less current installments                    87,884                26,143
Due to related party, non-current                                      365,278                    --
Other noncurrent liabilities                                           302,039               235,465
                                                                  ------------          ------------
                   Total liabilities                                78,811,712            77,110,925

Commitments and contingencies
Partners' capital                                                   40,845,343            38,449,177
                                                                  ------------          ------------
                                                                  $119,657,055           115,560,102
                                                                  ============          ============

See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                        Combined Statements of Operations


                                                                JANUARY 9, 1997
                                                                  (INCEPTION)
                                                                    THROUGH                    YEAR ENDED DECEMBER 31,
                                                                  DECEMBER 31,           -----------------------------------
                                                                      1997                   1998                   1999
                                                                  ------------           ------------           ------------
Revenue:
    Broadcast revenues                                            $ 21,920,579             37,855,506             42,723,354
    Trade revenues                                                   3,093,236              4,228,085              5,068,041
    Other revenues                                                     756,503                500,416                570,288
                                                                  ------------           ------------           ------------
                   Gross revenues                                   25,770,318             42,584,007             48,361,683
    Less:  agency commissions                                       (2,377,182)            (3,956,627)            (4,277,427)
                                                                  ------------           ------------           ------------
                   Net revenue                                      23,393,136             38,627,380             44,084,256
                                                                  ------------           ------------           ------------
Operating costs:
    Station operating expenses                                       5,225,267              8,430,940             10,247,077
    Selling expenses                                                 4,654,221              9,337,926             10,123,848
    General and administrative expenses                              4,591,520              7,177,313              8,349,965
    Trade expenses                                                   3,112,187              4,220,219              4,919,548
    LMA fees                                                         1,842,475                353,675                147,702
    Depreciation and amortization                                      555,273              1,400,758              1,729,385
    Amortization of intangible assets                                3,862,133              7,497,199              7,318,488
    Deferred compensation expense                                           --                     --              1,703,000
    Costs related to terminated acquisitions                                --                     --                406,190
                                                                  ------------           ------------           ------------
                                                                    23,843,076             38,418,030             44,945,203
                                                                  ------------           ------------           ------------
                   Operating income (loss)                            (449,940)               209,350               (860,947)
                                                                  ------------           ------------           ------------
Other income (expense):
    Interest expense                                                (3,179,183)            (6,560,152)            (6,300,698)
    Interest income                                                     29,261                 60,667                 26,523
    Other, net                                                          38,692                (17,289)               (54,084)
                                                                  ------------           ------------           ------------
                   Loss before cumulative effect of
                     accounting change                              (3,561,170)            (6,307,424)            (7,189,206)
Cumulative effect of accounting change:
    Write-off of organization costs                                         --                     --               (517,416)
                                                                  ------------           ------------           ------------
                   Net loss                                       $ (3,561,170)            (6,307,424)            (7,706,622)
                                                                  ============           ============           ============


See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                    Combined Statements of Partners' Capital


Partners' capital, January 9, 1997 (inception)                    $         --
Capital contributions                                               46,502,401
Net loss                                                            (3,561,170)
                                                                  ------------
Partners' capital, December 31, 1997                                42,941,231

Capital contributions                                                4,201,087
Net activity with affiliated broadcast property                         54,999
Distributions to members                                               (44,550)
Net loss                                                            (6,307,424)
                                                                  ------------
Partners' capital, December 31, 1998                                40,845,343

Capital contributions                                                  876,472
Net activity with affiliated broadcast property                      4,444,096
Distributions to members                                               (10,112)
Net loss                                                            (7,706,622)
                                                                  ------------
Partners' capital, December 31, 1999                              $ 38,449,177
                                                                  ============


See accompanying notes to combined financial statements

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                        Combined Statements of Cash Flows


                                                                         JANUARY 9, 1997
                                                                           (INCEPTION)
                                                                             THROUGH                   YEAR ENDED DECEMBER 31,
                                                                           DECEMBER 31,           --------------------------------
                                                                               1997                  1998                 1999
                                                                           -------------          -----------          -----------

Cash flows from operating activities:
    Net loss                                                               $ (3,561,170)          (6,307,424)          (7,706,622)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Loss on disposals of fixed assets                                            --                   --               56,257
        Bad debt expense                                                        469,875              451,675              524,329
        Amortization of intangibles                                           3,862,133            7,497,199            7,318,488
        Write-off of organization costs                                              --                   --              517,416
        Amortization of deferred debt costs                                      86,905              254,358              245,744
        Depreciation and amortization                                           555,273            1,400,758            1,729,385
        Net trade expense (revenue)                                            (104,669)             104,225             (178,476)
        Deferred compensation expense                                                --                   --            1,703,000
        Change in assets and liabilities, net of effects
           from purchase of broadcast properties:
             Receivables, net                                                (4,117,613)          (3,175,106)          (1,151,023)
             Prepaid and other current assets                                  (144,879)          (1,082,513)             486,273
             Other noncurrent assets                                              8,832               18,546              262,463
             Accounts payable, accrued expenses and other
                current liabilities                                           1,267,756            2,309,207             (808,810)
             Due to receiver / seller                                                --              (63,238)           1,064,523
             Due to related party                                                28,601              415,628              148,253
             Other noncurrent liabilities                                       143,907             (149,371)             117,860
                                                                           ------------         ------------         ------------

                Net cash provided by (used in) operating activities          (1,505,049)           1,673,944            4,329,060
                                                                           ------------         ------------         ------------

Cash flows from investing activities:
    Costs to acquire broadcast properties, net of cash
      acquired                                                              (78,769,710)         (10,514,010)          (5,173,753)
    Capital expenditures                                                       (475,166)          (2,411,882)          (1,381,825)
    Increase in organization costs                                             (421,591)            (213,349)                  --
    Cash received from disposal of assets                                            --               27,499               86,000
    Other                                                                            --             (286,503)             (77,214)
                                                                           ------------         ------------         ------------

                Net cash used in investing activities                       (79,666,467)         (13,398,245)          (6,546,792)
                                                                           ------------         ------------         ------------

Cash flows from financing activities:
    Repayment of long-term debt                                              (3,371,108)          (1,386,779)         (41,868,584)
    Cash received from long term debt                                        48,850,000            7,350,000           39,300,000
    Cash received from loans                                                         --              362,424                   --
    Net borrowings (repayments) on line of credit                              (433,866)           1,620,000           (1,185,000)
    Loan acquisition fees                                                    (1,177,500)            (284,814)            (250,000)
    Net activity with affiliated broadcast property                          (2,912,799)              54,999            4,444,096
    Proceeds from partners' capital contributions                            41,415,165            4,201,087              876,472
    Distributions to Partners                                                        --              (44,550)             (10,112)
                                                                           ------------         ------------         ------------

           Net cash provided by financing activities                         82,369,892           11,872,367            1,306,872
                                                                           ------------         ------------         ------------

           Net increase (decrease) in cash and cash equivalents               1,198,376              148,066             (910,860)

Cash and cash equivalents, beginning of period                                  238,325            1,436,701            1,584,767
                                                                           ------------         ------------         ------------

Cash and cash equivalents, end of period                                   $  1,436,701            1,584,767              673,907
                                                                           ============         ============         ============


See accompanying notes to combined financial statements.

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements




(1)    BASIS OF COMBINATION AND BUSINESS DESCRIPTION

       Broadcasting Partners Holdings Radio Group ("Broadcasting Partners") represents the broadcasting properties of Broadcasting Partners Holding Limited Partnership (the "Partnership") which are subject to an asset purchase agreement with Citadel Communications Corporation. These financial statements exclude broadcasting properties sold to third parties.

       Partners' capital represents the combined partner capital of the individual platform companies, and includes the capital allocable to the Partnership as well as the minority investors in the Partnership's subsidiaries.

       The Partnership operates the broadcasting properties through its subsidiaries Spring Broadcasting, LLC, Pilot Communications, LLC, Mercury Radio Communications, LLC, Sound Broadcasting, LLC and Gleiser Communications, L.P. (collectively the platform companies) which operate the following radio stations, either through direct ownership, or through Time Brokerage Agreements, Joint Sales Agreements or Local Marketing Agreements (collectively LMAs):

             Subsidiary                            Broadcast Properties        City of License
             ----------                            --------------------        ---------------
             Spring Broadcasting, LLC              WBSM-AM                     New Bedford, MA
                                                   WFHN-FM                     New Bedford, MA
                                                   WFPG-AM/FM                  Atlantic City, NJ
                                                   WKOE-FM (LMA)               Atlantic City, NJ
                                                   WPUR-FM                     Atlantic City, NJ
                                                   WQGN-FM                     Groton, CT
                                                   WSUB-AM                     Groton, CT
                                                   WVVE-FM                     Stonington, CT
             Pilot Communications, LLC             WAQX-FM                     Syracuse, NY
                                                   WNTQ-FM                     Syracuse, NY
                                                   WLTI-FM                     Syracuse, NY
                                                   WNSS-AM                     Syracuse, NY
                                                   WMME-FM                     Augusta-Waterville, ME
                                                   WEZW-AM                     Augusta-Waterville, ME
                                                   WEBB-FM                     Augusta-Waterville, ME
                                                   WTVL-AM                     Augusta-Waterville, ME
                                                   WBPW-FM                     Presque Isle, ME
                                                   WQHR-FM                     Presque Isle, ME
                                                   WOZI-FM                     Presque Isle, ME
                                                   WCRQ-FM                     Dennysville, ME
                                                   (formerly WHRR-FM)
                                                   WIII-FM                     Cortland, NY
                                                   WKRT-AM                     Cortland, NY
             Mercury Radio                         WGRF-FM                     Buffalo, NY
             Communications, LLC                   WEDG-FM                     Buffalo, NY
                                                   WHTT-AM/FM                  Buffalo, NY
                                                   CKEY-FM (JSA)               Niagara Falls, Ontario


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements

             Subsidiary                            Broadcast Properties        City of License
             ----------                            --------------------        ---------------
             Sound Broadcasting, LLC               KYEA-FM                     Monroe, LA
                                                   KMYY-FM                     Monroe, LA
                                                   KZRZ-FM                     Monroe, LA
                                                   KTJC-FM                     Monroe, LA

             Gleiser Communications, L.P.          KDOK-FM                     Tyler-Longview, TX
             Gleiser Communications, LLC           KTBB-AM                     Tyler-Longview, TX
                                                   KGLD-AM                     Tyler-Longview, TX
                                                   KEES-AM                     Tyler-Longview, TX
                                                   KYZS-AM                     Tyler-Longview, TX


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, Broadcasting Partners considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The fair market value of such investments approximates cost.

       (b)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method, or an accelerated method, over the estimated useful lives of the assets, which range from three to thirty-nine years.

              The costs of leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the terms of the respective leases.

       (c)    INTANGIBLE ASSETS

              Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete, and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

       (d)    INCOME TAXES

              The platform companies are pass-through entities for income tax purposes since profits and losses and the related tax attributes are deemed to be distributed to, and to be reportable by, the members of the platform companies on their respective income tax returns.

       (e)    LIMITED LIABILITY AGREEMENT

              The allocation of Partnership profits and losses, cash distributions, voting rights, certain equity preference and appreciation rights, and other matters are defined in the Limited Liability Agreement.


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


       (f)    REVENUES

              Broadcast revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

       (g)    TRANSACTIONS WITH AFFILIATED BROADCAST PROPERTIES

              Broadcasting Partners previously owned additional radio properties which were sold to a third party. The assets, liabilities and results of operations of these properties have been excluded from these financial statements. However, Broadcasting Partners had certain activities with these properties, including advancing funds and receiving excess cash from these stations' operations. Additionally, during the year ended December 31, 1999, the affiliated broadcast properties were sold. Broadcasting Partners received the net proceeds from the sale. These activities have been presented as capital transactions under the caption Net activity with affiliated broadcast properties.

       (h)    SALES AGREEMENTS

              Broadcasting Partners enters into joint sales agreements (JSA), local marketing agreements (LMA), and time brokerage agreements
              (TBA) with third party broadcast properties or in connection with its acquisitions of broadcast properties. Under certain of these agreements, the Company purchases all advertising time of the stations in exchange for a monthly fee. The revenue from the sale of such advertising time is recorded as broadcast revenues in the accompanying statements of operations. The monthly fee is recorded as a separate component of operating expenses captioned LMA fees. The other expenses relating to stations operated under LMAs are classified in the same manner as owned properties.

              Other agreements call for the Partnership to act as a sales agent for the other broadcast properties and share in the revenues generated. These activities are included in other revenues.

       (i)    BARTER TRANSACTIONS (TRADE REVENUES AND EXPENSES)

              Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

       (j)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (k)    CONCENTRATION OF CREDIT RISK

              A significant portion of the Broadcasting Partners accounts receivable are due from local, regional, and national advertising agencies.

       (l)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              Broadcasting Partners accounts for the impairment of long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements

              identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (m)    DERIVATIVE FINANCIAL INSTRUMENTS

              Broadcasting Partners has purchased a rate ceiling and interest rate collar agreement, which is amortized to interest expense over the terms of the ceiling. Unamortized premiums are included in other assets in the consolidated balance sheet. Amounts receivable under the ceiling agreements and payable under the floor agreement are accrued as a component of interest expense. No amounts have been due under these arrangements (note 14).

       (n)    COMPREHENSIVE INCOME

              As of January 1, 1998, Broadcasting Partners adopted Statement of Financial Accounting Standard No. 130 (SFAS No. 130), Reporting Comprehensive Income. SFAS No. 130 establishes new rules for reporting and display of comprehensive income and its components: however, the adoption of SFAS No. 130 had no impact on the financial statements as the Partnership had no transactions which would be considered Other Comprehensive Income.

       (o)    ACCOUNTING FOR ORGANIZATION COSTS

              As of January 1, 1999, Broadcasting Partners adopted the provisions of Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities (SOP 98-5), which requires costs of start-up activities, including organization costs, to be expensed as incurred. Broadcasting Partners has capitalized certain organization costs associated with the set-up of some of its radio stations and platform companies. The remaining balances of the organization costs were written-off as of January 1, 1999 in implementing SOP 98-5. Broadcasting Partners recognized a charge to income of $517,416 for the year ended December 31, 1999 as a cumulative effect of a change in accounting principle.

       (p)    ADVERTISING AND PROMOTION

              Advertising and promotion costs consist primarily of media advertising and listener prizes, and are expensed as incurred.

       (q)    CHANGES IN PRESENTATION

              Certain amounts as of December 31, 1998 have been reclassified to conform to the current year's presentation.


(3)    ACQUISITION OF BROADCAST PROPERTIES

       In January 1997, Spring acquired WBSM-AM and WFHN-FM (New Bedford, MA), WFPG-AM/FM (Atlantic City, NJ) and the LMA rights for, and an option to purchase, WKOE-FM (Atlantic City, NJ), WQGN-FM and WSUB-AM (Groton, CT) and other broadcast properties, out of receivership, for $14.0 million. $2.4 million was applicable to these other broadcast properties which were sold during 1999 and will not be included as part of the sale to Citadel.


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


       Also in January 1997, the Partnership acquired a 62.5 percent interest in Pilot for $6.25 million. At the date of acquisition Pilot operated WAQX-FM, WNTQ-FM and WNSS-AM (Syracuse, NY) and WMME-FM, WEZW-AM, WEBB-FM and WTVL-AM (Augusta-Waterville, ME). Pilot then purchased the assets of WLTI-FM (Syracuse, NY) for $2.8 million.

       In October 1997, the Partnership acquired a 60.3 percent interest in Mercury Radio Communications, LLC through a leveraged buy-out transaction. Broadcast properties include WGRF-FM, WEDG-FM, and WHTT-AM/FM (Buffalo, NY), which had a value of $62 million.

       In November 1997, Sound purchased the assets of KYEA-FM, KMYY-FM, and KZRZ-FM in three separate transactions for an aggregate purchase price of $4.97 million. This amount includes cash paid as well as notes payable to the seller and amounts due under noncompete agreements.

       In November 1997, Gleiser purchased the assets of KDOK-FM, KTBB-AM and KGLD-AM (Tyler, TX) for $2.3 million plus the assumption of certain liabilities. From August 8, 1997 through the date of acquisition, Gleiser operated the station through an LMA agreement with Gleiser
       Communications, Inc.

       In October 1998, Spring purchased substantially all of the assets of WPUR-FM (Atlantic City, NJ) - (formerly WZZP-FM) for $2.9 million. From May 1998 through the date of acquisition, Spring operated the station through an LMA agreement.

       In April 1998, Pilot purchased substantially all of the assets of WBPW-FM, WQHR-FM, WOZI-FM (Presque Isle, ME) and WCRQ-FM (formerly WHRR-FM) (Dennysville, ME) for $5.2 million.

       In June 1998, Pilot purchased substantially all of the assets of WIII-FM and WKRT-AM (Cortland, NY) for $1.6 million. From March 1998 through the date of acquisition, Pilot operated the stations through a Time Brokerage Agreement.

       In July 1998, Gleiser purchased substantially all of the assets of KEES-AM and KYZS-AM (Tyler, TX) for $950,000. From November 1997 through the date of acquisition, Gleiser operated the stations through an LMA agreement.

       In November 1999, Sound purchased substantially all of the assets of KTJC-FM (Monroe, LA) for $650,000. From April 1999 through the date of acquisition, Sound operated the station through an LMA agreement.

       In December 1999, Spring purchased substantially all of the assets of WVVE-FM (Stonington, CT) for $3,850,000.



                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


       These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as estimated by management. The acquisitions are generally financed through a combination of capital contributions and borrowing arrangements with financial institutions. In instances where the former owners have retained a minority interest, the portion of the assets and liabilities owned by the former owners has been maintained at the predecessors' carrying value at the date of the transaction. The allocation of the aggregate purchase prices is summarized as follows (in thousands):


                                                1998           1999
                                              -------        -------
       Land                                   $   184             --
       Property and equipment                     937          1,660
       Intangible assets                       10,258          2,782
                                              -------        -------
                   Total consideration        $11,379          4,442
                                              =======        =======




(4)    PROPERTY AND EQUIPMENT

       A summary of property and equipment is as follows (in thousands):

                                                                  DECEMBER 31,
                                                          ---------------------------
                                                            1998               1999
                                                          --------           --------
       Land                                               $    898              1,116
       Land improvements                                        17                 17
       Leasehold improvements                                  453                340
       Buildings and improvements                            1,889              2,853
       Office equipment, furniture, and fixtures             1,738              1,893
       Tower and antenna equipment                           1,909              2,070
       Broadcast and production equipment                    5,440              7,026
       Tools and materials                                     125                125
       Vehicles                                                466                516
       Construction in progress                                200                130
                                                          --------           --------
                                                            13,135             16,086
       Less: accumulated depreciation                       (3,617)            (5,290)
                                                          --------           --------
                                                          $  9,518             10,796
                                                          ========           ========


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


(5)    INTANGIBLE ASSETS AND AMORTIZATION

       Intangible assets are comprised of the following (in thousands):

                                                               DECEMBER 31,
                                   USEFUL LIFE        -----------------------------
                                    IN YEARS             1998                1999
                                  ------------        ---------           ---------
FCC licenses                          15              $  96,218             100,366
Network affiliations                  15                  2,681               4,004
Noncompete agreements               2 - 5                 1,007               1,471
Goodwill                              15                  3,649               1,105
Other intangibles                   2 - 15                3,486               2,621
                                                      ---------           ---------
                                                        107,041             109,567
Accumulated amortization                                (11,458)            (18,776)
                                                      ---------           ---------
                                                      $  95,583              90,791
                                                      =========           =========


       The useful lives for licenses, network affiliations and goodwill are determined to be 15 years. The useful lives of noncompete agreements and other intangibles are based on contracted periods.



                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


(6)    LONG-TERM DEBT

       Details of long-term debt are as follows (in thousands):

                                                                                                         DECEMBER 31,
                                                                                                 ---------------------------
                                                                                                   1998                1999
                                                                                                 --------            -------
       Spring Broadcasting Term Loans, payable in quarterly installments through
           December 31, 2001, bearing interest at the Bank's base rate plus 1%, 8.75%
           and 9.25% as of December 31, 1998 and 1999,
           respectively                                                                          $  7,220              8,720
       Spring Broadcasting credit facility due December 31, 2001, bearing interest at 8.75% and 9.25% as of December 31, 1998 and
           1999, respectively                                                                       1,480                275
       Spring Broadcasting Acquisition Loan, due March 31, 1999, bearing interest at the Bank's base rate plus 1%, 8.75% as of
           December 31, 1998                                                                        2,500                 --
       Spring Broadcasting term Loans, payable in monthly installments
            through 2016, bearing interest at 8%                                                      241                236
       Mercury Radio Communications Term Loans, payable in quarterly installments through June 30, 2006, bearing interest at LIBOR plus 2.75%, 8.098% as of
           December 31, 1998 and ranging from 9.19%-9.69% as of December 31, 1999                  37,000             34,650
       Mercury Radio Communications credit facility due June 30, 2005, bearing
           interest at 8.39% as of December 31, 1999                                                   --              1,000
       Pilot Communications Term Loans, payable quarterly in installments through 2003, bearing interest at the Bank's base rate plus 1.75%, 9.5%
           and 9.75% as of December 31, 1998 and 1999, respectively                                10,400              9,620
       Pilot Communications Term Loan, payable in quarterly installments through March 31, 2003, bearing interest at the Bank's base rate plus 1.75%,
           9.5% and 9.75% as of December 31, 1998 and 1999, respectively                            3,750              3,375
       Pilot Communications credit facility due March 31, 2000 bearing interest
           at 9.5% and 10.0% as of December 31, 1998 and 1999, respectively                            --              1,119
       Pilot Communications Notes Payable, Pi-Com Partners, L.P.,
           due January 31, 2001, bearing interest at 12%                                              589                589
       Pilot Communications Notes Payable, Pi-Com Partners, L.P.,
           due January 31, 2001, bearing interest at 15%                                            2,061              2,061
       Pilot Communications Notes Payable, Salt City Communications,
           due 2002 bearing interest at the greater of 8% or prime                                    800                800
       Pilot Communications payable to Cayuga Radio Partners Limited
           Partnership, secured by letter of credit, payable in annual installments
           through June 2002, accrues interest at 10%                                                 200                100
       Sound Broadcasting and Gleiser Communications Term Loans,
           payable in installments beginning March 31, 1999 through December 31, 2004, bearing interest at LIBOR plus 3%, ranging from 8.313% - 8.69% as of
           December 31, 1998 and 8.18% - 8.46% as of December 31, 1999                              4,650              4,185
       Sound Broadcasting Notes Payable, Tom Gay, due in installments
           through October 2007, bearing interest at a rate of 8.5%                                   139                128
       Sound Broadcasting and Gleiser Communications credit facility bearing interest at 9.75% and ranging from 8.18% - 9.5% as of
           December 31, 1998 and 1999 , respectively                                                  140                245
       Sound Broadcasting Notes Payable, Ken Diebel, due in installments through
           October 2008, bearing interest at rate of 7.65%                                             --                400
       Capital lease obligations                                                                      145                 97
       Other                                                                                           66                172
                                                                                                 --------           --------
                          Total                                                                    71,381             67,772
       Less current installments                                                                  (10,734)           (10,906)
                                                                                                 --------           --------
                          Long-term debt                                                         $ 60,647             56,866
                                                                                                 ========           ========


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


       The Radio Group also has working capital and acquisition credit facilities available for each of the platform companies.

         Mercury IBJ Schroder, as agent, $2,000,000 revolving credit facility, expires 2005, $2,000,000 and $1,000,000 available as of December 31, 1998 and
                                         December 31, 1999, respectively

                                         During 1999, IBJ Schroder, as agent,
                                         $3,850,000 acquisition facility,
                                         expires 2006, $3,850,000 available as
                                         of December 31, 1999

         Spring Summit Bank $1,750,000 revolving credit facility and $4,250,000 acquisition facility, expire 2001, $2,020,000 and $5,725,000 available as of December 31, 1998 and December 31, 1999, respectively

         Pilot Summit Bank $1,500,000 revolving credit facility, expired March 31, 2000, $1,500,000 and $381,000 available as of
                                         December 31, 1998 and December 31,
                                         1999, respectively

         Sound and Gleiser               IBJ Schroder, as agent, $2,000,000
                                         revolving credit facility as of
                                         December 31, 1998, $1,860,000
                                         available as of December 31, 1998.
                                         During 1999, this credit facility was
                                         reduced to $350,000, $105,000 was
                                         available as of December 31, 1999.

       The interest rate for borrowings under the Mercury, Spring, Pilot, Sound and Gleiser facilities are based upon either LIBOR or the lender's Base rate and have a margin ranging from 0% to 3.00% for LIBOR borrowings and 0% to 1.75% for Base rate borrowings.

       The aggregate future maturities of long-term debt are as follows (in thousands):

                  YEAR ENDING DECEMBER 31:

                  2000                 $10,906
                  2001                  12,501
                  2002                   9,546
                  2003                  12,385
                  2004                   7,185
                  Thereafter            15,248
                                       -------
                                       $67,771
                                       =======

       In addition, each of the Term Loans requires prepayments, at the lenders' option, to the extent that certain operating or cash flow results are obtained. Furthermore, Broadcasting Partners has the ability to prepay a portion of the Term Loans without penalty.

       Each of the Term Loans and credit facilities are secured by substantially all of the assets and membership interests of the respective platform companies. The credit agreements contain certain restrictive covenants and operating requirements, including a restriction on the payment of dividends from the platform companies to the members or partners, including the Partnership.


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements



       Gleiser, Mercury, Pilot and Sound are each in default of its loan agreements; however, management has obtained stand-by commitments for financing with similar terms should it be unable to close the pending sale to Citadel Broadcasting Company in a timely manner.

       In June 1998, Pilot issued two irrevocable letters of credit in the amount of $230,000 to Cayuga Radio Partners Limited Partnership in conjunction with the purchase of broadcast properties. The first $100,000 may be fully drawn upon within one year of the above date, and the remaining $130,000 within two years; which includes accrued interest. The letters of credit are to be drawn against the unused credit facility for each due date. As of December 31, 1998, no amounts had been drawn under these letters of credit. As of December 31, 1999, $100,000 had been drawn under the first letter of credit.


(7)    LEASES

       Broadcasting Partners leases certain property and equipment under noncancelable operating lease agreements. Rental expense charged to earnings was approximately $271,000 for the period from January 9, 1997 (inception) through December 31, 1997, $509,000 and $517,000 for the years ended December 31, 1998 and 1999, respectively.

       Future minimum lease payments under noncancelable operating leases, exclusive of LMAs, as of December 31, 1999 is approximately (in thousands):

               YEAR ENDING DECEMBER 31:

               2000                  $  408
               2001                     348
               2002                     298
               2003                     200
               2004                     181
               Thereafter               308
                                     ------
                                     $1,743
                                     ======


(8) LOCAL MARKETING AGREEMENTS, TIME BROKERAGE AGREEMENTS AND JOINT SALES AGREEMENTS

       In January 1997, Spring Broadcasting, LLC assumed the rights to an LMA to operate WKOE-FM (Atlantic City, NJ). In October 1999, Spring exercised an option to extend the LMA through March 2003. The LMA agreement includes monthly payments of $10,500 through March 2000 and decreases on March 27, 2000 to $9,500 per month. Spring has an additional option to extend the LMA through 2006. Total LMA fees were $115,500 for the period January 9, 1997 (inception) through December 31, 1997 and $126,000 for each of the years ended December 31, 1998 and 1999.

       On June 30, 1997, Broadcasting Partners Buffalo, LLC entered into an LMA with Mercury Radio Communications, L.P. (Old Mercury) to operate WGRF-FM, WEDG-FM and WHTT-AM/FM. Payments under this LMA totaled $1,645,000. This LMA was terminated with the merger between Old Mercury and BT resulting in the formation of Mercury Radio Communications, LLC.

       On August 6, 1997, Gleiser Communications, LLC, entered into a Time Brokerage Agreement with Gleiser Communications, Inc. to operate the stations KDOK-FM, KGLD-AM and KTBB-AM, Tyler, Texas. Payments under the agreement totaled $47,168 through contract termination during 1997.


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


       On October 15, 1997, Mercury entered into a Joint Sales Agreement with CKEY-FM (Niagara Falls, Ontario Canada) in which Mercury obtained exclusive rights to sell advertising time in the U.S. on the Canadian station. Under the terms of the agreement, Mercury and CKEY will share all U.S. revenues, net of agency and sales commissions and national representation fees on a 50/50 basis. The agreement extends through October 14, 2007 with one renewal term of an additional five-year term at Mercury's option.

       In November 1997, Gleiser entered into an LMA to operate KEES-AM and KYZS-AM. Total LMA fees were $10,000 for the period from January 9, 1997 (inception) through December 31, 1997 and $59,743 for the year ended December 31, 1998 and consisted of the LMA fees of $5,000 per month and any related costs to operate the station. The LMA agreement was terminated when these stations were purchased by Gleiser in July 1998.

       In March 1998, Pilot entered into a Time Brokerage Agreement to operate WIII-FM and WKRT-AM, Cortland, NY. Payments under the agreement totaled $25,500 for the year ended December 31, 1998. This agreement was terminated in June 1998 when Pilot acquired the assets of the station.

       In June 1998, Spring entered into an LMA to broker all programming rights for WZZP-FM for $23,800 per month LMA fee plus reimbursement of expenses. The LMA agreement was terminated in October 1998 when Spring acquired the station (currently called WPUR-FM). Total LMA fees were $142,432 for the year ended December 31, 1998.

       In April 1999, Sound entered into an LMA to broker all programming rights for KTJC-FM for $1,750 per month LMA fees plus reimbursement of expenses. The LMA agreement was terminated in November 1999 upon closure of the related acquisition of KTJC-FM. Total LMA fees were $16,302 for the year ended December 31, 1999.

       During August 1999, Mercury entered into an LMA to broker all programming rights for WHLD-AM for $1,200 per month LMA fee plus reimbursement of expenses. Total LMA fees were $5,400 for the year ended December 31, 1999.


(9)    SUPPLEMENTAL CASH FLOW INFORMATION

       Cash paid for interest totaled approximately $2,229,000 for the period January 9, 1997 (inception) through December 31, 1997, $5,512,229 for the year ended December 31, 1998 and $5,682,679 for the year ended December 31, 1999.

       In connection with the acquisitions during the period January 9, 1997 (inception) through December 31, 1997, the Company assumed certain liabilities of $19,796,000. Additionally, the Company issued $950,000 in notes payable to the sellers of broadcast properties acquired.

       In connection with the acquisitions for the year ended December 31, 1998, Broadcasting Partners committed to pay $200,000 in the future which is supported by a $230,000 letter of credit.


(10)   RELATED PARTY TRANSACTIONS

       (a)    FINANCIAL ADVISORY AGREEMENT

              Broadcasting Partners has entered into various agreements which require payments to Veronis Suhler & Associates (VS&A), and other affiliates, upon the disposal or purchase of additional


                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


              stations or receipt of additional capital contributions to certain of the platform companies. These payments are based upon a fixed percentage of the purchase price should additional station acquisitions or disposals occur. For the periods January 9, 1997 (inception) through December 31, 1997, the years ended December 31, 1998 and 1999, fees for these services totaling $1,128,000, $68,000 and $50,000, respectively, were capitalized as acquisition costs.

       (b)    MANAGEMENT AND MONITORING FEES

              Pursuant to the platform companies' operating agreements, Broadcasting Partners pays management fees to Broadcasting Partners Management Corporation, an affiliate. These fees are generally a defined percentage of net revenues. Additionally, Broadcasting Partners pays monitoring fees to VS&A. Some of the monitoring fee payments are deferred until the sale or rollup of the platform company. As of December 31, 1997, 1998 and 1999, $242,345, $497,862 and $765,570, respectively, are due to these related parties for such fees, including deferred amounts.


(11)   EMPLOYEE BENEFITS PLAN

       Broadcasting Partners maintains qualified profit-sharing plans with trustees, which include thrift provisions qualifying under Section 401(k) of the Internal Revenue Code, covering substantially all employees. The provisions allow the participants to contribute up to 15 percent of their compensation in the plan year, subject to statutory limitations. The Partnership does not contribute to the plan.


(12)   COMMITMENTS AND CONTINGENCIES

       Broadcasting Partners is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Partnership's financial position.

       (a)    SPRING PURCHASE PRICE ADJUSTMENTS

              Broadcasting Partners is currently negotiating the final purchase price of the broadcast properties acquired with the receiver from whom Spring acquired its broadcasting assets. The dispute relates to the interpretation of the purchase agreement.

       (b)    EQUITY BASED COMPENSATION AND EMPLOYMENT AGREEMENTS

              The Partnership maintains various equity based compensation agreements for certain key executives of the platform companies. Such plans are deemed to be variable plans for accounting purposes, and as such compensation expense is determined based upon the fair value of the platform companies within the Group, and is recognized over the vesting term. No amounts were earned under these agreements for the periods January 9, 1997 (inception) through December 31, 1997 or the year ended December 31, 1998. Based upon the pending sale of the platform broadcast properties to Citadel, management has determined the approximate compensation expense for certain key executives of the platform companies to be $1,703,000. The Partnership has also entered into employment agreements in the ordinary course of business.

       (c)    PENDING ACQUISITIONS

              In 1999, Mercury entered into an asset purchase agreement to acquire WHLD-AM (Buffalo, NY) for $750,000. This acquisition is pending subject to FCC approval.

                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


              The Partnership continues to evaluate potential acquisitions and consider other transactions to maximize the Partners' interests however, as of December 31, 1999 the Company has not committed to any other transaction.

       (d)    LITIGATION

              One of the platform companies has been named in an administrative filing alleging that certain members of management have committed sexual harassment. Broadcasting Partners intends to vigorously defend against this matter; however, assessment of the outcome of the potential damages cannot be reasonably determined at this time.


(13)   SALE OF BROADCAST PROPERTIES

       In October 1999, the Partnership entered into an agreement with Citadel Broadcasting Company to sell the broadcasting properties of the platform companies to Citadel for $185 million, subject to approval from the Federal Communication Commission. The purchase price will be adjusted for the pending and closed acquisitions during the period from October 1999 through closure of the sale as well as other customary adjustments.



                                                                     (Continued)

                   BROADCASTING PARTNERS HOLDINGS RADIO GROUP

                     Notes to Combined Financial Statements


(14)   FINANCIAL INSTRUMENTS

       (a)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of cash and cash equivalents, receivables, accounts payable, and due to receiver approximate their fair value due to the short duration to maturity. The carrying value and related estimated fair value of Broadcasting Partners' remaining financial instruments are as follows (in thousands):

                                                       DECEMBER 31, 1998                 DECEMBER 31, 1999
                                                  --------------------------        ---------------------------
                                                  CARRYING        ESTIMATED         CARRYING         ESTIMATED
                                                   AMOUNT         FAIR VALUE         AMOUNT          FAIR VALUE
                                                   ------         ----------         ------          ----------
              Liabilities:
                  Term loans                      $62,011           62,011           60,786           60,786
                  Other notes payable               3,589            3,722            4,314            4,192
                  Other long-term debt              5,781            5,781            3,419            3,419
                  Interest rate ceilings               36               36               --               --
              Off-balance sheet:
                  Lines of credit                      --               20               --               28


              The carrying value of the Term Loans approximates fair value as these notes are variable rate instruments. The carrying value of the Notes Receivable, Other Notes Payable and Other Long-Term Debt was estimated based upon the related cash flows discounted at the Group's current borrowing rates for similar instruments.

              Unused credit facilities and lines of credit are estimated based upon the fees currently charged for similar agreements or on the estimated cost to sell or terminate.

              The fair value of the interest rate ceilings reflect the estimated amounts that Broadcasting Partners would receive or pay to terminate the contacts on the reporting date based upon quotes from commercial banks.

       (b)    DERIVATIVE FINANCIAL INSTRUMENTS

              The group uses derivative financial instruments to hedge interest rate risk associated with borrowing under variable rate credit facilities. These interest rate hedges are required pursuant to the provisions of the debt agreements and apply to the current balance under the specified borrowing. As of December 31 1999 the group entered into interest rate collar agreements with a notional principal of $20,000,000, an interest rate ceiling of 9.0 percent plus the applicable margin for LIBOR loans, and an interest rate floor of 4.0 percent plus the applicable margin for LIBOR loans. The collar expires during February 2001.

                          CITADEL BROADCASTING COMPANY
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Broadcasting Company after giving effect to:

     (1) the following completed transactions (collectively, the "Completed Transactions"):

     o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City/Midland, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

     o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Lebanon/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

     o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

     o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs, Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Broadcasting operated certain other radio stations in Colorado Springs and Spokane (collectively, the "Capstar Transactions"),

     o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/Muncie/Kokomo Acquisition"),

     o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/Rochester/Portland Acquisition"),

     o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million (the "KOOJ Acquisition"),

     o the December 23, 1999 acquisition of Caribou Communications Co., which owned KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City, Oklahoma, for a purchase price of approximately $60.0 million, which amount includes the repayment of certain indebtedness of Caribou Communications (the "Oklahoma City Acquisition"),

     o the February 10, 2000 acquisition of WXLO-FM in Worcester, Massachusetts for the purchase price of approximately $21.0 million (the "WXLO Acquisition"),

     o the March 31, 2000 acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),

     o the April 7, 2000 acquisition of WORC-FM in Worcester, Massachusetts for the purchase price of approximately $3.5 million (the "WORC Acquisition"),

     o the April 15, 2000 acquisition of WGRF-FM, WEDG-FM, WHTT-FM, WMNY-AM and WHLD-AM in Buffalo/Niagara Falls, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca,

          New York, WMME-FM, WEZW-AM, WEBB-FM and WTVL-AM in Augusta/Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle, Maine, WCRQ-FM in Dennysville/Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-AM, KEES-AM, KYZS-AM and KGLD-AM in Tyler/Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City/Cape May, New Jersey, WFHN-FM and WBSM-AM in New Bedford/Fall River, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City/Cape May under a program service and time brokerage agreement and the right to sell advertising in the United States for one FM radio station in Niagara Falls, Ontario under a joint sales agreement for the aggregate purchase price of approximately $189.8 million (the "BPH Acquisition"),

     o the November 9, 1999 sale of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

     o the June 1999 public offering by Citadel Broadcasting's parent, Citadel Communications Corporation, of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"),

     o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"),

     o the February 2000 public offering by Citadel Communications of shares of its common sock and the use of net proceeds from that offering (the "2000 Offering"); and

     (2) the following pending acquisitions (collectively, the "Pending Acquisitions"):

     o the pending acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing/East Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw/Bay City/Midland, Michigan and WFBE-FM in Flint, Michigan for the aggregate purchase price of approximately $120.5 million, consisting of 200,000 shares of Citadel Communications' common stock valued at $50.375 per share, based on the closing share price of the common stock on December 2, 1999, and approximately $110.4 million in cash. However, if the value of the common stock at the time of closing, based on the 20-day average closing sale price per share prior to closing, is less than $45.3375 (90% of the value on December 2, 1999), then no common stock will be issued and the purchase price will be paid entirely in cash (the "Michigan Acquisition"), the unaudited proforma financial information assumes payment of the purchase price in cash and common stock,

     o the pending acquisition of WWFX-FM in Worcester, Massachusetts for the purchase price of approximately $14.3 million (the "WWFX Acquisition"), and

     o the pending acquisition of Bloomington Broadcasting Holdings, Inc., which is expected to own at closing WKLQ-FM, WBBL-AM, WLAV-FM and WODJ-FM, in Grand Rapids, Michigan, WTCB-FM, WOMG-FM, WLXC-FM and WISW-AM in Columbia, South Carolina, WSKZ-FM, WOGT-FM, WGOW-AM and WGOW-FM in Chattanooga, Tennessee, WQUT-FM, WKOS-FM, WJCW-AM, WKIN-AM, and WGOC-AM in Johnson City/Kingsport/Bristol, Tennessee and WJBC-AM, WBNQ-FM and WBWN-FM in Bloomington, Illinois, for the aggregate purchase price of approximately $176.0 million, which amount includes repayment of indebtedness of Bloomington Broadcasting Holdings that may be outstanding at the time of closing and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings (the "Bloomington Acquisition").

     The unaudited pro forma condensed financial statements are based on Citadel Broadcasting's historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the financial statements of those entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 7.8%, which represents the interest rate in effect under the then existing credit facility as of January 1, 1999. Pro forma financial information has been adjusted to reflect the following, when applicable:

     o Prior to the acquisition dates, Citadel Broadcasting operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Broadcasting receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1999. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1999.

     o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions, which would not have been incurred if the acquisition had occurred on January 1, 1999. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1999.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     For pro forma purposes, Citadel Broadcasting's balance sheet as of December 31, 1999 has been adjusted to give effect to the following transactions as if each had occurred on December 31, 1999 (collectively, the "2000 Transactions"):

     (1)  the WXLO Acquisition,

     (2)  the Lafayette Acquisition,

     (3)  the WORC Acquisition,

     (4)  the BPH Acquisition,

     (5)  the 2000 Offering, and

     (6)  the Pending Acquisitions.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the pending transactions described above are completed. Citadel Broadcasting cannot predict whether the completion of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, completion of each of the Pending Acquisitions is subject to certain conditions. Although Citadel Broadcasting believes these closing conditions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

                          CITADEL BROADCASTING COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                CITADEL
                                                                             BROADCASTING       ADJUSTMENTS
                                               ACTUAL        ADJUSTMENTS     AS ADJUSTED            FOR          PRO FORMA
                                               CITADEL         FOR 2000        FOR 2000         THE PENDING       CITADEL
                                            BROADCASTING    TRANSACTIONS(1)  TRANSACTIONS     ACQUISITIONS(2)   BROADCASTING
                                           --------------   --------------- --------------    ---------------  --------------
ASSETS
   Cash and cash equivalents                 $ 17,981           (1,190)        $ 16,791       $      948        $   17,739
   Accounts and notes receivable,
     net                                       53,190             --             53,190            5,276            58,466
   Prepaid expenses                             2,708             --              2,708              183             2,891
   Net assets of discontinued
     operations                                 2,275             --              2,275             --               2,275
                                             --------         --------         --------       ----------        ----------
      Total current assets                     76,154           (1,190)          74,964            6,407            81,371
   Property and equipment, net                 68,035           12,181           80,216            9,970            90,186
   Intangible assets, net                     538,664          210,819          749,483          334,287         1,083,770
   Restricted cash                             26,192          (26,192)            --               --                --
   Other assets                                 7,568             --              7,568             --               7,568
                                             --------         --------         --------       ----------        ----------
   TOTAL ASSETS                              $716,613         $195,618         $912,231       $  350,664        $1,262,895
                                             ========         ========         ========       ==========        ==========

LIABILITIES AND SHAREHOLDER'S
  EQUITY
   Accounts payable and accrued
     liabilities                             $ 15,040         $   --           $ 15,040       $    3,087        $   18,127
   Current maturities of other
     long-term Obligations                      6,337             --              6,337             --               6,337
                                             --------         --------         --------       ----------        ----------
      Total current liabilities                21,377             --             21,377            3,087            24,464
   Notes payable, less current
     maturities                               132,000          (38,032)          93,968          300,675           394,643
   Senior subordinated notes                  210,509             --            210,509             --             210,509
   Other long-term obligations,
     less current maturities                    2,516             --              2,516             --               2,516
   Deferred tax liability                      45,640             --             45,640           36,827            82,467
   Exchangeable preferred stock                85,362             --             85,362             --              85,362
   Common stock and additional
     paid-in capital                          285,156          233,650          518,806           10,075           528,881
   Deferred compensation                      (26,924)            --            (26,924)            --             (26,924)
   Accumulated other comprehensive
     loss
   Accumulated deficit/retained
     earnings                                 (39,023)            --            (39,023)            --             (39,023)
                                             --------         --------         --------       ----------        ----------
  TOTAL LIABILITIES AND SHAREHOLDER'S
    EQUITY                                   $716,613         $195,618         $912,231       $  350,664        $1,262,895
                                             ========         ========         ========       ==========        ==========

(1) Represents the net effect of the WXLO Acquisition, the Lafayette Acquisition, the WORC Acquisition, the BPH Acquisition and the 2000 Offering, as if each transaction had taken place on December 31, 1999.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on December 31, 1999.

                          CITADEL BROADCASTING COMPANY
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                 OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                       CITADEL
                                                                     BROADCASTING
                                                                     AS ADJUSTED      ADJUSTMENTS
                                        ACTUAL     ADJUSTMENTS FOR        FOR             FOR             PRO FORMA
                                        CITADEL        COMPLETED       COMPLETED       THE PENDING         CITADEL
                                     BROADCASTING   TRANSACTIONS(1)  TRANSACTIONS    ACQUISITIONS(2)     BROADCASTING
                                    -------------- ---------------- --------------   ---------------    --------------
Net revenue.....................      $178,495         $71,479         $249,974         $ 48,177         $298,151
Station operating expenses......       115,312          46,690          162,002           30,914          192,916
Depreciation and amortization...        35,749          27,307           63,056           22,771           85,827
Corporate general and
   administrative...............         7,010            (131)           6,879             --              6,879
Non-cash deferred compensation..         1,727            --              1,727             --              1,727
                                      --------         -------         --------         --------         --------
Operating expenses..............       159,798          73,866          233,664           53,685          287,349
                                      --------         -------         --------         --------         --------
Operating income (loss).........        18,697          (2,387)          16,310           (5,508)          10,802
Interest expense................        25,385           2,338           27,723           23,484           51,207
Other (income) expense, net.....          (388)         (9,638)         (10,026)            --            (10,026)
                                      --------         -------         --------         --------         --------
Income (loss) from continuing...
   operations before
   income taxes.................        (6,300)          4,913           (1,387)         (28,992)         (30,379)
Income tax (benefit)............        (1,647)           (850)          (2,497)          (2,455)          (4,952)
Net income (loss) from
   continuing operations........        (4,653)          5,763            1,110          (26,537)         (25,427)
Net (loss) from discontinued
  operations, net of tax........        (4,275)           --             (4,275)            --             (4,275)
Net income (loss)...............        (8,928)          5,763           (3,165)         (26,537)         (29,702)
Dividend requirement for
   Exchangeable Preferred Stock.       (14,103)          3,324          (10,779)            --            (10,779)
                                      --------         -------         --------         --------         --------
Income (loss) applicable to
   common shares...............       $(23,031)        $ 9,087         $(13,944)        $(26,537)        $(40,481)
                                      ========         =======         ========         ========         ========

(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1999. Dollars in the table below are shown in thousands.

                                                                                        PORTSMOUTH/       CHARLESTON/
                                                                                           DOVER/         BINGHAMTON
                                                                        OKLAHOMA         ROCHESTER/         MUNCIE/
                                       BPH            LAFAYETTE           CITY           PORTLAND           KOKOMO
                                   ACQUISITION       ACQUISITION      ACQUISITION       ACQUISITION       ACQUISITION
                                   -----------       -----------      -----------       -----------       -----------
Net revenue.....................    $ 44,084           $2,385           $ 9,736           $10,642           $ 9,543
Station operating expenses......      30,824            1,785             6,402             6,021             6,711
Depreciation and
   amortization.................      12,814              605             4,251             3,628             2,685
Corporate general and
   administrative...............        --               --                --                --                --
                                    --------           ------           -------           -------           -------
Operating expenses..............      43,638            2,390            10,653             9,649             9,396
                                    --------           ------           -------           -------           -------
Operating income (loss).........         446               (5)             (917)              993               147
Interest expense................      12,793              664             4,282             2,994             2,343
Other (income) expenses,
   net..........................        --               --                --                --                --
                                    --------           ------           -------           -------           -------
Income (loss) from
   continuing operations
   before income taxes..........     (12,347)            (669)           (5,199)            (2001)           (2,196)
Income tax (benefit)............        --               --                --                (724)             --
Net income (loss) from
   continuing operations........     (12,347)            (669)           (5,199)           (1,277)           (2,196)
Net (loss) from discontinued
   operations, net of tax.......        --               --                --                --                --
Net income (loss)...............     (12,347)            (669)           (5,199)           (1,277)           (2,196)
Dividend requirement for
   Exchangeable Preferred
   Stock........................        --               --                --                --                --
                                    --------           ------           -------           -------           -------
Income (loss) applicable
   to common shares.............    $(12,347)          $ (669)          $(5,199)          $(1,277)          $(2,196)
                                    ========           ======           =======           =======           =======


                                                                       CARLISLE
                                                                     ACQUISITION,
                                                                        CAPSTAR        ADJUSTMENTS
                                                                     TRANSACTIONS,       FOR THE
                                                                   KOOJ ACQUISITION,  1999 OFFERING,
                                                                   WXLO ACQUISITION,  THE PREFERRED
                                   BATON ROUGE/     SAGINAW/       WORC ACQUISITION    REDEMPTION
                                    LAFAYETTE       BAY CITY         AND MARATHON        AND THE        THE COMPLETED
                                   ACQUISITION     ACQUISITION       DISPOSITION      2000 OFFERING     TRANSACTIONS
                                   -----------     -----------     -----------------  -------------     -------------
Net revenue....................      $1,371           $ 526           $(6,808)          $   --             $71,479
Station operating expenses.....       1,275             486            (6,814)              --              46,690
Depreciation and
   amortization................         628             202             2,494               --              27,307
Corporate general and
   administrative..............        --              --                (131)              --                (131)
                                     ------           -----           -------           --------           -------
Operating expenses.............       1,903             688            (4,451)              --              73,866
                                     ------           -----           -------           --------           -------
Operating income (loss)........        (532)           (162)           (2,357)              --              (2,387)
Interest expense...............        --              --                 970            (21,708)            2,338
Other (income) expenses,
   net.........................        --              --              (9,638)              --              (9,638)
                                     ------           -----           -------           --------           -------
Income (loss) from
   continuing operations
   before income taxes.........        (532)           (162)            6,311             21,708             4,913
Income tax (benefit)...........        (126)           --                --                 --                (850)
Net income (loss) from
   continuing operations.......        (406)           (162)            6,311             21,708             5,763
Net (loss) from
   discontinued operations,
   net of tax..................        --              --                --                 --                --
Net income (loss)..............        (406)           (162)            6,311             21,708             5,763
Dividend requirement for
   Exchangeable Preferred
   Stock.......................        --              --                --                3,324             3,324
                                     ------           -----           -------           --------           -------
Income (loss) applicable
   to common shares............      $ (406)          $(162)          $ 6,311           $ 25,032           $ 9,087
                                     ======           =====           =======           ========           =======


(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1999. Dollars in the table below are shown in thousands.

                                       MICHIGAN             WWFX          BLOOMINGTON          PENDING
                                    ACQUISITION(a)      ACQUISITION       ACQUISITION        ACQUISITIONS
                                    --------------      -----------       -----------        ------------
Net revenue....................        $ 18,917           $   956           $ 28,304           $ 48,177
Station operating expenses.....          10,665               895             19,354             30,914
Depreciation and amortization..           7,968               955             13,848             22,771
                                       --------           -------           --------           --------
   Operating expenses..........          18,633             1,850             33,202             53,685
                                       --------           -------           --------           --------
Operating income (loss)........             284              (894)            (4,898)            (5,508)
Interest expense...............           8,624             1,114             13,746             23,484
                                       --------           -------           --------           --------
Income (loss) from
   continuing operations
   before income taxes.........          (8,340)           (2,008)           (18,644)           (28,992)
Income tax (benefit)...........            --                --               (2,455)            (2,455)
                                       --------           -------           --------           --------
Income (loss) from continuing
  operations...................        $ (8,340)          $(2,008)          $(16,189)          $(26,537)
                                       ========           =======           ========           ========

(a) In February 2000, Citadel Broadcasting received a request for additional information and documents from the United States Department of Justice relating to stations in Saginaw/Bay City/Midland. To resolve the Department of Justice's concerns, Citadel Broadcasting may agree to sell one or more of is existing stations, or stations to be acquired, serving Saginaw/Bay City/Midland in connection with the Michigan Acquisition. However, Citadel Broadcasting is unable to include the effect of the divestiture in this pro forma information until approval from the Department of Justice has been received and a definitive agreement has been signed for the divestiture.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CITADEL BROADCASTING
                                        COMPANY

Date:  /s/ May 1, 2000                  By: /s/ Lawrence R. Wilson
      ----------------------------          ------------------------------------
                                            Lawrence R. Wilson
                                            Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement dated October 27, 1999 by and between Citadel Broadcasting Company and Broadcasting Partners Holdings, L.P. (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,
     1999).

23.1 Consent of KPMG LLP.